UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Shiba Koen Annex 6 f, Shiba Koen 3-chome, Minato-ku, Tokyo Japan	105-0011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +813-6409-6761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of December 19, 2023 (the “Effective Date”), Aerwins Technology, Inc. (“Company”) entered into a letter of intent (the “Letter of Intent”) with Helicopter Technology Company (“Helicopter Technology”) regarding the design, development, manufacturing, sales, and marketing (collectively, the “Project”) of a single-seat optionally manned air vehicle (the “Air Vehicle”). Pursuant to the Letter of Intent, the Company and Helicopter Technology will form an entity (the “Operating Company”) that will be owned 70% by the Company and 30% by Helicopter Technology. The Operating Company agreed to enter into an agreement with Helicopter Technology to design, build, assemble and test the Air Vehicle that is planned to meet the Federal Aviation Association (FAA) Powered Ultra-Light Category (the “Development Services Agreement”). In addition, pursuant to the Development Services Agreement, Helicopter Technology will determine and obtain all required regulatory approvals for the Air Vehicle, provide all required labor and materials and enter into a manufacturing supply agreement on terms to be mutually agreed on. In addition, the parties will work together to secure funding required to start production of the Air Vehicle. The Operating Company will pay Helicopter Technology its costs plus 15% of such amount to provide the services it provides pursuant to the Development Services Agreement in addition to equity compensation in the Company no less favorable than comparable compensation to the Company’s executive management.

The Operating Company will enter into a marketing and support agreement with the Company to provide certain engineering oversight, accounting, marketing, sales, advertising, development of a dealer distribution network, online marketplace, and other distribution channels, and financial management, budgeting, accounting, legal, and other administrative services as may be required by the Operating Company. The Operating Company will pay the Company its costs plus 15% of such amount to provide these services. Payments will be subject to available cash flow of the Operating Company. In addition, the Company has agreed to provide working capital to the Operating Company of up to a maximum of $1,700,000 for its operations over a 12 month period.

The parties intend to use their best efforts to negotiate and enter into an operating agreement for the Operating Company (the “Operating Agreement”) with 45 days of the execution of the Letter of Intent. The Letter of Intent also contains additional customary conditions to entering into the Operating Agreement.

The foregoing description of the Letter of Intent is qualified in its entirety by reference to the Letter of Intent, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
10.1	Letter of Intent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2023	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Chief Executive Officer

3